UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2007

ENCOMPASS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-82608	95-4756822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

1005 Terminal Way, Suite 110, Reno NV 89502-2179
(Address of principal executive offices) (Zip Code)

(775) 324-8531
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01  Other Events.

The board of directors of the Registrant has determined that it is in the best interests of the Registrant and its shareholders that it divest itself of its wholly-owned non-reporting subsidiary, Nacio Systems, Inc. The divestiture will take the form of a spin-off of all of the issued and outstanding common stock of Nacio held by the Registrant. The spin-off record date, distribution ratio and the distribution date are yet to be determined. The Registrant will prepare and distribute to its shareholders of record an Information Statement substantially in the form required by Regulation 14C of the Securities Exchange Act of 1934 (“1934 Act”) and will file and have declared effective a registration statement on Form 10-SB under the 1934 Act for Nacio prior to the spin-off distribution.

The Registrant will appropriately account and report on “discontinued operations” in its periodic reports under the 1934 Act until the spin-off is completed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2007.	Encompass Holdings, Inc. By: /s/ Arthur N. Robins Chief Executive Officer